[BIRMINGHAM STEEL
                                CORPORATION LOGO]





                                                              October 18, 2001

Dear Fellow Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Birmingham Steel Corporation (the "Company"), which will be held on Friday, November 16,
2001, at 10:00 A.M., local time, at the Birmingham Marriott Hotel, 3590 Grandview Parkway, Birmingham, Alabama 35243.

     The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the Annual Meeting and proxy statement, please sign, date and return the enclosed proxy card at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the Annual Meeting should you later decide to do so.


                                         Sincerely yours,


                                         /s/ John D. Correnti
                                         ---------------------
                                         John D. Correnti
                                         Chairman of the Board and
                                         Chief Executive Officer

                          BIRMINGHAM STEEL CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On November 16, 2001

     The Annual Meeting of Stockholders of Birmingham Steel Corporation (the "Company") will be held on November 16, 2001, at 10:00 A.M., local time, at the Birmingham Marriott Hotel, 3590 Grandview Parkway, Birmingham, Alabama 35243, for the following purposes:

(1) To elect ten directors, each to serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified.

(2) To amend the Company's Restated Certificate of Incorporation to increase the number of shares of common stock, par value $.01 per share, which the Company is authorized to issue from 75,000,000 shares to 195,000,000 shares.

(3)  To approve the bonus performance goals for the Chief Executive Officer.

(4) To approve and ratify the selection of Ernst & Young LLP as the independent auditors for the Company and it's subsidiaries for the fiscal year ending June 30, 2002.

(5) To transact such other business as may, in accordance with the Company's Bylaws, be properly brought before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on October 1, 2001, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

     Please sign and date the enclosed proxy card and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.


                                         By Order of the Board of Directors,


                                         /s/ Catherine W. Pecher
                                         -----------------------
                                         Catherine W. Pecher
                                         Vice President-Administration
                                         and Corporate Secretary

Birmingham, Alabama
October 18, 2001

                          BIRMINGHAM STEEL CORPORATION
                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at the Birmingham Marriott Hotel, 3590 Grandview Parkway, Birmingham, Alabama 35243, on Friday, November 16, 2001, at 10:00 A.M., local time, and at any adjournment or postponement thereof (the "Annual Meeting").

     All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon, or, if no instructions are made, will be voted FOR approval of proposals 1, 2, 3 and 4 set forth in the Notice of Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequently dated proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Birmingham Steel Corporation, 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242, Attention: Catherine W. Pecher, Corporate Secretary, or hand delivered to the Corporate Secretary at or before the taking of the vote at the Annual Meeting. A stockholder may abstain or withhold his or her vote (collectively, "abstentions") with respect to each item submitted for stockholder approval. In addition, brokers and other nominees may not be entitled to vote shares held in "street name" on certain non-routine items absent customer instructions (known as a "broker nonvote"). Shares represented by proxies indicating abstentions and broker nonvotes, if any, will be counted as present for purposes of determining the existence of a quorum. Because the election of directors is determined by a plurality of votes cast at the Annual Meeting, abstentions and broker nonvotes, if any, will not affect such election. However, with respect to other proposals, abstentions and broker nonvotes, if any, will have the effect of a vote against those proposals.

     The mailing address of the principal executive offices of the Company is 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242. This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to stockholders on or about October 18, 2001.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting is October 1, 2001 (the "Record Date"). At the close of business on the Record Date, 31,341,816 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") were outstanding. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of the Record Date, by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each executive officer included in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.

                                         Number of Shares          Percent
Name of Beneficial Owner                 Beneficially Owned         of Class
------------------------                 ------------------        ---------
5% Shareholders
  Dimensional Fund Advisors Inc.........  2,658,400   (1)             8.3%
  The United Company....................  2,599,633   (2)             8.1%
  SLS Management, LLC...................  1,596,300   (3)             5.0%
Directors and Officers
  James W. McGlothlin...................  2,654,524   (4)(5)          8.3%
  John D. Correnti .....................    572,956   (6)             1.8%
  James A. Todd, Jr. ...................    479,289   (7)             1.5%
  Robert G. Wilson .....................     84,060   (8)               *
  Philip L. Oakes ......................     51,130   (9)               *
  Jerry E. Dempsey .....................     48,482   (10)              *
  J. Daniel Garrett ....................     47,382   (11)              *
  Richard de J. Osborne ................     39,612   (12)              *
  Steven R. Berrard ....................     38,878   (10)              *
  Donna M. Alvarado ....................     36,485   (10)              *
  Alvin R. Carpenter ...................     34,539   (13)              *
  Robert H. Spilman ....................     33,173   (10)              *
  Robert M. Gerrity ....................     31,431   (10)              *
Directors and executive officers
   as a group (13 persons) .............  4,151,941   (14)              13.0%
---------------
  *  Less than 1%

(1) This information was taken from a Schedule 13G filed by Dimensional Fund Advisors Inc. on February 2, 2001, reflecting information as of December 31, 2000, and represents shares held by various investment funds for which Dimensional Fund Advisors Inc. acts as investment advisor or manager.
(2) This information was taken from a Form 4 filed by James W. McGlothlin on September 6, 2001, reflecting information as of August 31, 2001, and represents shares over which The United Company may have direct or indirect voting and/or investment discretion and which are held for its own benefit or for the benefit of its clients by separate accounts, externally managed accounts, subsidiaries, and/or other affiliates. James W. McGlothlin, a director of the Company, shares controlling ownership over The United Company and therefore shares voting and dispositive powers with respect to the aforementioned shares. See footnote (4).
(3) This information was taken from a Schedule 13F filed by SLS Management, LLC, on August 13, 2001, reflecting information as of June 30, 2001, and represents shares over which it may have direct or indirect voting and/or investment discretion.
(4) Includes 2,599,633 shares owned of record or beneficially owned by The United Company and its affiliates. Mr. McGlothlin shares controlling ownership over The United Company and therefore shares voting and dispositive powers with respect to the aforementioned shares.
(5) Includes 25,000 shares owned directly by Mr. McGlothlin's spouse, 5,264 phantom stock units and 10,000 shares subject to stock options exercisable within 60 days.
(6) Includes 66,667 shares of Restricted Stock awarded under the 1990 Management Incentive Plan, 200,000 shares subject to stock options exercisable within 60 days, 5,846 shares held in the Company's 401(k) Plan and 8,000 shares owned directly by Mr. Correnti's spouse.
(7) Includes 74,549 shares owned directly by Mr. Todd's spouse, 200,000 shares subject to stock options exercisable within 60 days and 18,790 shares held in the Company's 401(k) Plan.
(8) Includes 12,290 shares held in the Company's 401(k) Plan and 44,263 shares subject to stock options exercisable within 60 days.
(9)  Includes 47,798 shares subject to stock options exercisable within 60 days.
(10) Includes 10,000 shares subject to stock options exercisable within 60 days.
(11) Includes 82 shares held in the Company's 401(k) Plan and 40,998 shares subject to stock options exercisable within 60 days.
(12) Includes 11,500 shares subject to stock options exercisable within 60 days and 4,500 shares owned jointly with his spouse.
(13) Includes 21,539 phantom stock units and 10,000 shares subject to stock options exercisable within 60 days.
(14) Includes an aggregate of (i) 533,059 shares subject to stock options held by certain officers of the Company, (ii) an aggregate of 37,008 shares held in the Company's 401(k) Plan, (iii) an aggregate of 66,667 shares of Restricted Stock awarded under the 1990 Management Incentive Plan, (iv) an aggregate of 81,500 shares subject to options granted under the Company's 1996 and 2000 Director Stock Option Plans, and (v) an aggregate of 26,803 shares granted as phantom stock units.

     Employees, Officers and Directors own approximately 25% of the Company's Common Stock. The Company is not aware of any arrangement, including any pledge of securities of the Company, which at a subsequent date could result in a change of control of the Company.


                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

     Ten directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor has been duly elected and qualified. Proxies received from stockholders, unless directed otherwise, will be voted FOR the election of the following nominees: John D. Correnti, Donna M. Alvarado, Steven R. Berrard, Alvin R. Carpenter, Jerry E. Dempsey, Robert M. Gerrity, James W. McGlothlin, Richard de J. Osborne, Robert
H. Spilman, and James A. Todd, Jr. If any nominee is unable to stand for election, the persons named in the proxy may vote the same for a substitute nominee. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for re-election. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

     In August 1993, the Board of Directors approved a mandatory retirement policy for its members, pursuant to which any person serving as a director of the Company who attains age 75 shall retire from the Board of Directors upon the expiration of his or her term of office at the next succeeding annual meeting of stockholders; provided, however, that each incumbent director of the Company serving at the date of adoption of the new policy will not be subject to mandatory retirement, and may continue to serve as a director notwithstanding the attainment of age 75.

     Set forth below is the name, age, position with the Company, present principal occupation or employment and five-year employment history of each of the Company's nominees for director of the Company.

Name And Year First
Became Director           Business Experience
--------------------      -------------------

John D. Correnti          Chairman of the Board and Chief Executive Officer of
1999                      the Company since December 2,1999; President, Chief
Age 54                    Executive Officer and Vice Chairman of Nucor
                          Corporation, a mini-mill manufacturer of steel products, from 1996 to 1999 and President and Chief
                          Operating Officer from 1991 to 1996; director of Correction Corporation of America and Navistar
                          International Corporation.

Donna M. Alvarado         Managing Director of Aguila International, an
1999                      international business development consulting firm,
Age 52                    since 1994;  President and Chief Executive Officer of
                          Quest International, a non-profit organization engaged worldwide in developing, publishing, and marketing training products for public and private education systems, from 1989 to 1994; director of Park National
                          Bank.

Steven R. Berrard         Managing Partner of NewRiver Capital Partners, a
1999                      private equity firm with an investment strategy
Age 47                    focused on branded specialty retail, e-commerce and
                          education; Co-Chief Executive Officer of AutoNation,
                          Inc., the world's largest automotive retailer and a leading provider of vehicle rental services, from 1997 to 1999; President and Chief Executive Officer of the
                          Blockbuster Entertainment Group, a division of Viacom, from 1994 to 1997; President and Chief Executive
                          Officer of Spelling Entertainment Group, Inc. from
                          1993 to 1996; director of Gerald Stevens, Inc. and
                          Boca Resorts,Inc.

Alvin R. Carpenter        Retired; Vice Chairman of the Board of CSX Corporation
1999                      from 1999 to 2001; President and CEO of CSX Transpor-
Age 59                    tation, Inc., a railroad corporation, from 1992 to
                          1999; director of Regency Centers Corporation, Florida
                          Rock Industries and Stein Mart, Inc.

Jerry E. Dempsey          Retired; Chairman of the Board and Chief Executive
1999                      Officer of PPG Industries, Inc., a manufacturer of
Age 69                    protective  and  decorative coatings, fiberglass
                          products, and specialty chemicals, from 1993 to  1997;
                          director of Eastman Chemical Company and Navistar
                          International Corporation.

Robert M. Gerrity         Self-employed consultant since 1995; Vice Chairman of
1999                      the Board of New  Holland N.V., an agricultural and
Age 63                    industrial equipment manufacturing company, from 1991
                          to 1995; President and Chief Executive  Officer of
                          Ford New Holland, Inc. from 1987 to 1991; director of
                          Standard Motor Products.

James W. McGlothlin       Chairman of the Board, Chief Executive Officer and
1999                      President of The United Company, a financial services,
Age 61                    oil and gas, and real estate company, since 1987;
                          director of CSX Corporation.

Richard de J. Osborne     Retired; Chairman of the Board and Chief Executive
1998                      Officer of ASARCO Incorporated, a leading producer of
Age 67                    nonferrous  metals from 1985 to 1999; Chairman of the
                          Board of Datawatch Corporation; director of Schering-
                          Plough  Corporation, Goodrich Corporation and NACCO
                          Industries, Inc.

Robert H. Spilman         Sole-proprietor of Spilman Properties, an investment
1999                      company; Served in various capacities at Bassett
Age 74                    Furniture Industries, Inc.,a manufacturer and retail
                          seller of home furniture, from 1957 to 1997, including as Chairman of the Board and Chief Executive Officer;
                          director of Dominion Resources, Inc.

James A. Todd, Jr.        Vice Chairman of the Board and Chief Administrative
1999                      Officer of the Company; Chairman of the Board and
Age 73                    Chief  Executive  Officer of the Company from 1991 to
                          January 1996.


     The Board of Directors held fifteen (15) meetings, including four (4) actions by unanimous written consent, during the fiscal year ended June 30, 2001. During fiscal 2001, each director attended at least 75% of the aggregate number of meetings of the Board and of committees of the Board on which he or she served.

     The Company has Audit, Executive, Nominating, Environmental Affairs and Safety, Finance, and Compensation and Stock Option Committees of the Board of Directors.

     The members of the Audit Committee are Messrs. Berrard (chairman), Gerrity, Osborne, and Spilman. The principal functions of the Audit Committee are to make recommendations to the Board as to the engagement of independent auditors, to review the scope of the audit and the engagement of independent auditors, to review the audit fees, to discuss the results of the audit with the independent auditors and determine what action, if any, is required with respect to the Company's internal controls, to review auditor independence, and to make a general review of developments and financial reporting and accounting. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix A. The Audit Committee held four
(4) meetings during fiscal 2001.

     The members of the Executive Committee are Messrs. Correnti (chairman), Berrard, Dempsey, McGlothlin, and Todd. The Executive Committee exercises all the powers of the Board of Directors during the intervals between meetings of the Board of Directors, subject to certain limitations set forth in the Company's Bylaws. The Executive Committee held five (5) meetings during fiscal 2001.

     Ms. Alvarado and Messrs. Spilman (chairman), Gerrity and McGlothlin are members of the Nominating Committee. The Nominating Committee makes recommendations to the Board of Directors respecting nominations for director prior to each annual meeting of stockholders. The Nominating Committee held one
(1) meeting during fiscal 2001.

     Messrs. Gerrity (chairman), Carpenter, Spilman and Todd are members of the Environmental Affairs and Safety Committee. The Environmental Affairs and Safety Committee monitors environmental and safety issues impacting the Company's operations and reviews and evaluates environmental compliance, safety performances, and processes at the Company's facilities. The Environmental Affairs and Safety Committee held two (2) meetings during fiscal 2001.

     Ms. Alvarado and Messrs. Dempsey (chairman), Carpenter, and Osborne are members of the Finance Committee. The Finance Committee reviews and makes recommendations with respect to the Company's financial policies, including cash flow, borrowing and dividend policy and the financial terms of acquisitions and dispositions. Acting with the Executive Committee, it reviews and makes recommendations on significant capital investment proposals. The Finance Committee held three (3) meetings during fiscal 2001.

     Ms. Alvarado and Messrs. Carpenter (chairman), Dempsey, and Berrard are members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee reviews and approves employment agreements, annual salaries, bonuses, profit participation, and other compensation of employees of the Company and its subsidiaries. This Committee also reviews the executive officers' and employees' performances and administers all stock-based and other benefit plans (unless otherwise specified in plan documents) affecting officers' direct and indirect remuneration. The Compensation and Stock Option Committee held five (5) meetings during fiscal 2001.

               VOTE REQUIRED AND BOARD OF DIRECTOR RECOMMENDATION

     The ten nominees receiving the greatest number of votes of the shares present and entitled to vote at the Annual Meeting will be elected as directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Such officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal year 2001 all
Section 16(a) filing requirements applicable to its officers and directors were satisfied.


                             AUDIT COMMITTEE REPORT

     The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of
significant  judgments,   and  the  clarity  of  disclosures  in  the  financial
statements.

     All members of the Committee are "independent" under the standards established by the New York Stock Exchange. A copy of the Audit Committee charter is included as Appendix A to this Proxy Statement.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of any non-audit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans of their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance upon the reviews and discussions referred to above, the Committee has recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

                                     SUBMITTED BY THE AUDIT COMMITTEE
                                     OF THE BOARD OF DIRECTORS:


                                     Steven R. Berrard, Chairman
                                     Robert M. Gerrity
                                     Richard de J. Osborne
                                     Robert H. Spilman


                             EXECUTIVE COMPENSATION

     The following table provides certain summary information for the fiscal years ended June 30, 2001, 2000 and 1999 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of the 2001 fiscal year (hereinafter referred to as the "Named Executive Officers"). "Long-Term Compensation" includes Restricted Stock awarded under both the 1990 and 1997 Management Incentive Plans ("1990 MIP" and "1997 MIP") and Restricted Stock issued under the 1995 Stock Accumulation Plan ("SAP"). See footnotes (2), (8) and (11) to the Summary Compensation Table.


                           SUMMARY COMPENSATION TABLE
                        (AS OF JUNE 30, 2001, 2000, 1999)

                                                                                    Long-Term
                                           Annual Compensation                Compensation Awards
                                   ---------------------------------------  ---------------------------
                                                             Other Annual   Restricted      Options/       All Other
                                    Salary        Bonus      Compensation     Stock          SARs         Compensation
Name and Principal Position   Year   ($)         ($)(1)           ($)        ($)(2)          (#)              ($)(3)
---------------------------- ----- ------------  ----------- -------------  --------------- -----------  -------------
John D. Correnti (4)          2001  534,231      273,170 (5)  170,182 (6)         0                 0       57,189
   Chief Executive Officer    2000  300,115 (7)  288,300 (5)        0       630,250 (8)     1,000,000       30,463

James A. Todd, Jr. (9)        2001  454,808 (5)        0      227,684 (10)        0                 0       11,266
   Chief Administrative       2000  175,000 (5)        0      236,441 (10)        0           300,000        6,007
   Officer

J. Daniel Garrett             2001  199,423            0            0             0                 0       24,651
   Chief Financial Officer    2000  161,923 (7)        0            0             0            72,000       26,736
                              1999  137,375 (7)  160,000 (7)        0        38,682 (8)(11)    28,000       23,494

Robert G. Wilson              2001  174,154            0            0             0                 0        5,878
   Vice President - Rebar     2000  178,615 (7)        0            0             0            98,000       10,266
   Sales                      1999  166,262 (7)        0            0         8,990 (8)         2,000       11,504

Philip L. Oakes               2001  166,615            0            0             0                 0       21,811
   Vice President - Human     2000  163,654 (7)        0            0             0            72,000       27,260
   Resources                  1999  139,702 (7)   80,000            0        14,980 (8)        28,000       24,519

---------------

(1) Represents cash incentive compensation accrued for the fiscal year (but paid in the subsequent fiscal year).
(2) The value of the Restricted Stock awards shown in the table above reflects the number of shares awarded during the year indicated multiplied by the closing market price of the Company's unrestricted common stock on the date of the award (net of any consideration paid by the Named Executive Officer). The number and dollar value of all Restricted Stock holdings of the Named Executive Officers with respect to which the restrictions have not lapsed as of the Record Date, calculated using the closing market price of the Company's unrestricted common stock on June 30, 2001, was as follows: 66,667 shares ($69,334) by Mr. Correnti.
(3) The compensation reported represents Company contributions to the 401(k) Plan, premiums for life insurance, and contributions to the Birmingham Steel Corporation Executive Retirement and Compensation Deferral Plan (the "ERP/CDP"). The following information is provided with respect to the specific allocation of compensation shown in this column for the Named Executive Officers for the fiscal year ended June 30, 2001.

                                                  Term and Whole
        Name                      401(k)Plan $    Life Insurance $    ERP/CDP $
        ---------                 ------------    ---------------    ----------
        John D. Correnti..........    2,354             1,412           53,423
        James A. Todd, Jr.........    9,900             1,366                0
        J. Daniel Garrett.........    3,983               726           19,942
        Robert G. Wilson..........    5,165               713                0
        Philip L. Oakes...........    4,618               555           16,638

(4) Mr. Correnti became Chairman of the Board and Chief Executive Officer of the Company on December 2, 1999.
(5) Paid principally in common stock of the Company except for sufficient funds to pay income taxes. Mr. Correnti's bonus for the fiscal year ended June 30, 2001, resulted in 149,723 shares at a share price of $1.05. Mr. Todd's compensation for the first quarter of the fiscal year ended June 30, 2001, was paid in shares of common stock and resulted in 20,768 shares at an average share price of $2.70.
(6) Includes $162,126 for reimbursement of relocation expenses and $26,946 for reimbursement of payroll taxes on the vesting of restricted stock.
(7) Includes amounts deferred by Named Executive Officers pursuant to the ERP/CDP.
(8) Includes the value of Restricted Stock awards granted under the 1990 and 1997 MIP on the date of such grants. Restricted Stock awards under the 1990 and 1997 MIP were made in the discretion of the Compensation and Stock Option Committee of the Board of Directors, and recipients pay only a nominal consideration (par value) for the issuance of the Restricted Stock. Mr. Correnti was awarded 100,000 shares on December 7, 1999 at a per share price of $6.3125, which vest in equal increments of one-third over three years. Mr. Garrett was awarded 1,558 shares on August 10, 1998 at a per share price of $9.625, which vested at the end of two years. Mr. Wilson was awarded 935 shares on August 10, 1998, at a per share price of $9.625, which vested at the end of two years. Mr. Oakes was awarded 1,558 shares on August 10, 1998 at a per share price of $9.625, which vested at the end of two years.
(9) Mr. Todd rejoined the Company as a director and Chief Administrative Officer on December 2, 1999. Mr. Todd previously served as Chairman of the Board and Chief Executive Officer of the Company from 1991 until January 1996.
(10) Represents retirement payments made to Mr. Todd under provisions of the Company's Management Security Plan. Mr. Todd also received $227,684 in fiscal 1999 under the Management Security Plan.
(11) Includes the value of Restricted Stock issued under the SAP in lieu of cash compensation to which the Named Executive Officer would otherwise be entitled on the date of such issuance. Each of the Named Executive Officers was required to take 10% of his bonus in shares of Restricted Stock under the terms of the SAP, and could elect to take up to 20% of his base compensation and 50% of his cash bonus in shares of Restricted Stock. The SAP was terminated on January 14, 2000. Shares of Restricted Stock under the SAP were issued at a 25% discount to the market, but the amounts shown include the full market value of the shares issued. The shares were restricted from transfer for a period of three years from the date of issuance. The amount of cash compensation from both salary and bonus foregone by Mr. Garrett in fiscal 1999 was $17,778. Such amount is not included in the "Salary" or "Bonus" columns in the table above.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table provides certain information concerning each exercise of stock options during the fiscal year ended June 30, 2001, by each of the Named Executive Officers, and the fiscal year-end value of unexercised options held by such persons, under the Company's 1990 MIP, 1997 MIP and 2000 MIP.


                                                  Number Of
                                                  Securities      Value Of
                                                  Underlying     Unexercised
                                                 Unexercised    In-The-Money
                                                  Options At     Options At
                                                  FY-End (#)     FY-End ($)

                 Shares Acquired    Value        Exercisable/   Exercisable/
Name             On Exercise (#)  Realized ($)  Unexercisable  Unexercisable (1)
---------------- ---------------  -----------  --------------- -----------------

John D. Correnti         0             0       200,000/800,000      0/0
James A. Todd,Jr.        0             0       200,000/100,000      0/0
J.Daniel Garrett         0             0        40,998/64,502       0/0
Robert G. Wilson         0             0        44,263/66,737       0/0
Philip L. Oakes          0             0        47,798/67,202       0/0

(1) The stock options were granted under the 1990 MIP, the 1997 MIP and the 2000 MIP. The closing price of the Common Stock at June 30, 2001, was $1.04 per share. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's Common Stock exceeds the exercise price when the options are exercised.

Executive Retirement And Compensation Deferral Plan

     The Company's Executive Retirement and Compensation Deferral Plan ("ERP/CDP") is a non-qualified deferred compensation plan pursuant to which, prior to January 1, 2001, key members of management could defer compensation in amounts between 2% and 20% of bi-weekly base pay and 5% to 50% of bonus pay, which amounts were deemed to be credited to their CDP Accounts under the Plan. Effective January 1, 2001, the deferred compensation portion of the Plan was suspended and the CDP Accounts of the plan participants were thereafter distributed to plan participants. The retirement components for the ERP participants consist of ongoing Company contributions equal to 10% of eligible compensation, which contributions are deemed to be credited at the end of each quarter and are fully vested. Benefits under the ERP/CDP are unfunded and are payable from the Company's general assets. CDP accounts were deemed to be credited with bonus interest of 4% for those employed at the end of each plan year, with interest becoming 100% vested after completion of five years of participation in the ERP/CDP, except full vesting occurs in the event of a Change in Control or the participant's death, disability, attainment of the normal retirement age of sixty-five, or attainment of age sixty and completion of fifteen years of service. Upon normal retirement, benefits are paid based upon the method of distribution previously selected by the participant. A lump sum of the vested balance is paid upon other termination of employment. Upon death, all account balances plus twice the participant's annual base pay rate are paid to the participant's designated beneficiary.


Executive Severance Plan

     The Birmingham Steel Corporation Executive Severance Plan (the "Severance Plan") is limited to a select number of key members of management of the Company as designated by the Board of Directors, including the executive officers named in the Summary Compensation Table and is designed to reassure participants in the event of a Change in Control (as defined below) of the Company, so that they can continue to focus their time and energy on business-related concerns rather than personal concerns. A Change in Control is generally defined as (i) the acquisition by any person, entity, or group of 15% or more of the combined voting power of the Company's outstanding securities; (ii) a change in the majority of the Board of Directors within a period of two consecutive years or less unless the new directors were elected or nominated by at least two-thirds of the continuing directors; or (iii) the consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through the purchase of assets, by merger, or otherwise. A participant is entitled to benefits under the Severance Plan if, within two years after a Change in Control, the participant's employment is terminated by the Company without Substantial Cause (as defined below) or is voluntarily terminated by the participant for Good Reason (as defined below). "Substantial Cause" for purposes of the Severance Plan shall mean: (i) a participant's felony conviction (or failure to contest prosecution for a felony); or (ii) a participant's willful misconduct or dishonesty, in each case that is materially harmful to the business or reputation of the Company. "Good Reason" is defined as: (i) the assignment to the participant of duties that are materially inconsistent with the participant's position immediately prior to the Change in Control or a change in the participant's title or office from that in effect immediately prior to the Change in Control without his or her consent; (ii) a reduction in the participant's salary as in effect immediately prior to the Change in Control or the Company's failure to increase the participant's salary by a specified percentage and by a specified date;
(iii) a change in the participant's principal work location to a location more than 25 miles from his or her principal work location immediately prior to the Change in Control; (iv) the Company's failure to maintain any benefit or compensation plan (collectively, "Plans") in which the participant was participating immediately prior to the Change in Control, a reduction of the participant's benefits under the Plans, or the failure to provide the participant with the same number of vacation days to which he or she was entitled prior to the Change in Control; (v) the Company's failure to pay the participant any compensation within seven days of its due date; (vi) the failure of any successor to the Company to assume the obligations pursuant to the Severance Plan; or (vii) any purported termination of the participant's employment by the Company in a manner inconsistent with the Severance Plan.

     Severance payments and benefits under the Severance Plan include (i) a lump sum payment equal to two or three times (as applicable) the sum of the participant's annual salary and target bonus and (ii) continued participation in Company welfare benefit plans for a number of years equal to the multiple applicable to the participant as described in clause (i).

     In the event any payment or benefit received by a participant is deemed to be a "parachute payment" under the Internal Revenue Code of 1986, as amended, (the "Code"), the payments and benefits payable under the Severance Plan will be reduced so that they will not be subject to the excise taxes imposed by the Code, but only if reducing the payments and benefits will result in a greater after-tax benefit to the participant.

Director Compensation

     For fiscal 2001 and pursuant to the Company's Directors' Compensation Plan, the Company awarded each non-employee director 1,500 shares of Company Common Stock as his or her annual retainer fee and paid each non-employee director $1,000 (in Company stock) for each meeting of the Board of Directors or committee thereof ($1,500 to the Chairman of a committee) attended by such director, plus reasonable travel expenses. Directors who are also employees of the Company are not separately compensated for their services as a director.

     A non-employee director is permitted to defer receipt of his or her annual retainer award and/or meeting fees during the term of his or her directorship pursuant to a Deferred Compensation Plan adopted by the Board of Directors. Currently, one director has elected to have meeting fees deferred and accumulated in phantom stock units. Phantom stock units are hypothetical shares of the Company's stock. Phantom stock units are credited to an account for the director and no tax is payable by the director at the time of such crediting. Upon termination as a director of the Company, the director receives actual shares of the Company in an amount equal to the number of deferred phantom shares credited to such director's account. Upon a Change in Control, all deferred accounts will be paid out to the directors.

Director Stock Option Plan

     In 2000, the Company's Board of Directors and shareholders approved the Birmingham Steel Corporation 2000 Director Stock Option Plan (the "2000 Director Plan"). The 2000 Director Plan is a continuation of the Company's original Director Stock Option Plan adopted in 1996 (the "1996 Director Plan"). The purpose of the Director Plan is to provide stock-based compensation to eligible directors of the Company in order to encourage the highest level of director performance and to promote long-term stockholder value. The Director Plan provides such directors with a proprietary interest in the Company's success and progress through annual grants of options to purchase shares of the Company's Common Stock.

     Participation in the Director Plan is limited to Company directors who are not employees of the Company or any of its subsidiaries. There are currently eight directors eligible to participate in the Director Plan. An aggregate of 100,000 shares of Common Stock is reserved for issuance under the 1996 Director Plan. The Company has 6,000 shares remaining for issuance in the 1996 Director Plan. An aggregate of 200,000 shares of Common Stock is reserved for issuance under the 2000 Director Plan. The Company has 186,500 shares remaining for issuance in the 2000 Director Plan.

     Under the Director Plan, on the date of each Annual Meeting of the Company's stockholders, each non-employee director will be granted a non-qualified stock option to purchase 5,000 shares of Common Stock at a purchase price equal to the greater of the fair market value per share of the common stock on such grant date or $4.5625.

     Each option granted under either Director Plan vests on the first anniversary of the date of grant and remains exercisable for a period of ten
(10) years beginning on the date of its grant. In the event of termination of service of a director by reason of disability or death, options held by such director shall be immediately exercisable and, if issued under the 1996 Director Plan, may be exercised until the earlier of the expiration of the stated term of the option or the first anniversary of the death or disability of such director (as the case may be), or, if issued under the 2000 Director Plan, may be exercised until the expiration of the stated term of the option. In the event of termination of service of a director by reason of retirement, any options held by such director may thereafter be exercised (to the extent then exercisable) until the earlier of the expiration of the stated term of the option or the third anniversary of the effective date of the director's retirement if issued under the 1996 Director Plan, or until the expiration of the stated term of the option if issued under the 2000 Director Plan. If a director who has retired dies while any option is still outstanding, the option may be exercised by the former director's legal representative until the earlier of the expiration of the stated term of the option or the first anniversary of the death of the former director if issued under the 1996 Director Plan, or until the expiration of the stated term of the option if issued under the 2000 Director Plan.

Employment Agreements

     The Company has entered into an Employment Agreement with John D. Correnti, Chairman of the Board and Chief Executive Officer of the Company. See "REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION."


   REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

Introduction

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is comprised of four non-employee directors. The Committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for evaluating and approving compensation and benefit plans, and payments and awards under those plans, for the Company's senior executives, including the Chief Executive Officer and the other Named Executive Officers. The Committee represents the stockholders' interests by ensuring an appropriate link exists between the Company's strategic goals, business performance, stockholder returns, and the executive compensation plans.

Compensation Philosophy

     The Company's compensation philosophy is to provide competitive wages and salaries with the opportunity to earn above-average compensation through performance-based incentives. The Committee believes that incentive compensation provides the best means of motivating and rewarding performance while providing necessary controls on cost. This philosophy is reflected in the Company's use of incentive compensation at virtually every level of the organization, not just in the executive ranks. In the case of production and supervisory employees, weekly incentives may be earned for exceeding base production levels. Executives may earn incentives based on Company or business unit profitability. In fiscal 2001, production and supervisory incentives averaged 29% of total compensation, and executive incentives averaged 8%. These percentages vary from year to year based on performance.

Compensation Policy

     The Company's executive compensation program is designed to achieve the following objectives:

1. To attract, retain, motivate, and reward executives who have the skills and experience necessary to conceive and implement a successful business strategy.

2. To recognize the individual contributions of the executives to stockholder value, as reflected in the profitability of the Company.

3. To align the interests of the executives with those of the stockholders by linking a significant portion of executive compensation to the value of the Company's Common Stock through the award of stock incentives.

     To accomplish these objectives, the Company has established an executive compensation program consisting of base salary, an annual cash incentive based on Company profitability, and long-term compensation plans which include stock options, stock appreciation rights, restricted stock, and deferred compensation. The Company's policies with respect to each element of the executive compensation program are discussed below.

Base Salaries

     To provide competitive base salaries while recognizing individual performance, the Company, with the approval of the Committee, establishes and maintains base salary ranges for salaried personnel. The competitiveness of the salary ranges is reviewed annually with the assistance of an independent consultant and through participation in salary surveys. The surveys used include nationally publicized data from a number of sources, including ECS Top Management Report, PricewaterhouseCoopers Executive Compensation Review, William
M. Mercer Executive & Management Compensation Study and The Conference Board Publication. The survey group is comprised of a broad base of manufacturers in many different industries, including the steel industry. Within this framework, executive salaries are determined based on individual performance, level of responsibility, and experience. The salary of the Chief Executive Officer is evaluated by the Committee in consultation with the Board of Directors. Salaries for the other Named Executive Officers are recommended by the Chief Executive Officer and reviewed and approved by the Committee. The salaries of the Named Executive Officers are listed in the Summary Compensation Table.

Management and Sales Incentive Bonus Plan

     Effective November 1, 1998, the Company's Management and Sales Incentive Bonus Plan was established. This plan is formula-based and provides participants with an annual cash bonus award for the achievement of specified divisional and corporation financial goals. The goals for each participant are the applicable return on assets and sales goals as specified. Each eligible position has been assigned a "target" bonus percentage. The target represents a percent of base salary and the bonus is earned only after accomplishing the financial goals for the fiscal year. The bonus plan was designed to place a greater emphasis on divisional performance and to achieve the financial goals of the Company. Under this plan, the participants have a clearer understanding of what is required to earn a bonus and have incentive to focus their attention on profitability.

     The purpose of the cash bonus plan is to link directly a significant portion of executive compensation to Company profitability. Under the plan, executives and other key employees can earn annual cash incentives based upon Company profitability. The plan is intended to motivate executives to increase profitability and to reward them with respect to the Company's success. In keeping with the Company's compensation philosophy and the incentive plans in which the Company's other employees participate, the plan provides executives the opportunity to earn significant bonuses, contingent upon profitable results.

     Bonus awards for fiscal 2001 were paid by September 5, 2001, and represent compensation earned for the fiscal year ended June 30, 2001.

Long-Term Incentive Plans

     The purpose of the Company's long-term incentive plans discussed below is to promote the Company's continued success by providing financial incentives to executives and other key employees to increase the value of the Company, as reflected in the price of its stock. By providing the opportunity to acquire a significant proprietary interest in the Company, the plans align the interests of the executives with those of the stockholders.

     Under the 1990 MIP, 1997 MIP, and 2000 MIP, each of which were approved by the Board of Directors and the stockholders of the Company, the Committee is authorized to make awards of stock options, stock appreciation rights, restricted stock, and other stock-related incentives. The Committee has the sole authority to select the officers and other key employees to whom awards may be made under these plans. Since the value of stock options and other stock awards is determined by the price of the Company's Common Stock, the Committee believes these awards benefit stockholders by linking a significant portion of executive compensation to the performance of the Company's stock. In addition, these awards enable the Company to attract and retain key employees and provide a competitive compensation opportunity.

     The 2000 MIP was submitted to and approved by the Company's stockholders at the 2000 Annual Meeting. The 2000 MIP is intended to be a continuation of the Company's incentive compensation program provided by the 1990 MIP and 1997 MIP. The 2000 MIP does not allow for awards to be granted at an exercise or strike price below $4.5625 per share. The 2000 MIP is also designed to comply with certain of the provisions of Section 162(m) of the Code in order that certain compensation attributable to awards under the Company's management incentive program will qualify as performance-based compensation and therefore not be subject to the limitation on the deductibility of compensation set forth in
Section 162(m) of the Code.

     In fiscal 2001, no options were granted to the Named Executive Officers.

Chief Executive Officer Compensation

     As of December 2, 1999, the Committee approved an Employment Agreement with Mr. Correnti pursuant to which the Company has agreed to employ Mr. Correnti as Chief Executive Officer. The Employment Agreement is similar in terms and compensation to the proposed employment agreement that Mr. Correnti agreed to with the dissident shareholder group when he joined the group as their Chief Executive Officer and Chairman of the Board nominee during the proxy contest in 1999.

     The Employment Agreement has a five-year term and provides for a base salary of $600,000 annually and a bonus equal to 1% of adjusted earnings before interest, taxes, depreciation, and amortization. Mr. Correnti's bonus is payable principally in shares of common stock of the Company except for cash sufficient to pay the taxes incurred on the bonus award. Pursuant to the Employment Agreement, if Mr. Correnti's employment is terminated (i) by the Company without cause (ii) by Mr. Correnti for good reason, or (iii) as a result of a change in control of the Company, Mr. Correnti will receive a severance payment equal to three times (a) Mr. Correnti's currently effective annual base compensation plus
(b) the average bonuses received by Mr. Correnti for the three prior fiscal years.

     Pursuant to the Employment Agreement, Mr. Correnti received 100,000 shares of the Company's common stock (the "Stock Award") on December 7, 1999 at the fair market value of $6.3125 per share. Mr. Correnti becomes vested in one-third of the Stock Award at the end of each of his first three years of service so that at the end of his third year of service (the "Third Anniversary") he is completely vested in the full amount of the Stock Award. Notwithstanding the foregoing, if prior to the Third Anniversary, Mr. Correnti's employment is terminated (i) without cause by the Company, (ii) for good reason by Mr. Correnti, (iii) after a change in control of the Company, or (iv) as a result of his death or disability, Mr. Correnti will receive the full amount of the Stock Award.

     Pursuant to the Employment Agreement, Mr. Correnti received a total of 1,000,000 Stock Options (the "Options") vesting in increments of 200,000 shares each year over a period of five years beginning on January 14, 2000. The Options were granted under the 2000 MIP. All unvested Options will vest upon termination of Mr. Correnti's employment other than termination for cause. The exercise price for the Options is $4.625; the Options expire ten years from their grant date.

Summary

     The Company's executive compensation program encourages executives to increase profitability and stockholder value. The emphasis on incentive compensation for executives is consistent with the pay-for-performance policy applied throughout the Company. The Committee believes this approach provides competitive compensation and is in the best interests of the stockholders.


                                     SUBMITTED BY THE COMPENSATION AND STOCK
                                     OPTION COMMITTEE OF THE BOARD OF DIRECTORS:

                                     Alvin R. Carpenter, Chairman
                                     Donna M. Alvarado
                                     Steven R. Berrard
                                     Jerry E. Dempsey


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2001, the Company paid an aggregate of $66,947 for private aircraft services to Nicholas Aviation, which is 80% owned by Mr. Correnti's spouse. The Company pays Nicholas Aviation normal market rates for such services.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's ("S&P") 500 Stock Index and the S&P Steel Industry Group Index for the period of five years commencing on July 1, 1996, and ending on June 30, 2001. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on July 1, 1996, and that all dividends were reinvested.


                             [INSERT GRAPH]











                                 AGENDA ITEM TWO

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                       TO INCREASE THE NUMBER OF SHARES OF
                             AUTHORIZED COMMON STOCK

     On October 5, 2001, the Company's Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 75,000,000 shares to 195,000,000 shares. If approved by the Company's stockholders, the amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State. The amendment would increase the number of shares of Common Stock available for issuance, but would have no effect upon the terms of the Common Stock or rights of holders of the Common Stock.

     The Company currently has approximately 31,341,816 shares of Common Stock outstanding, and approximately 4,375,533 shares reserved for future issuance under the Company's stock incentive and award plans, and 3,000,000 shares reserved for issuance upon exercise of warrants held by the Company's lenders. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately 36,282,651 shares remaining for other purposes.

     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available to meet the Company's future business needs as they arise. Although the Company has no immediate plans to issue additional shares of Common Stock, the Company may in the future issue additional shares in connection with acquisitions, mergers, financings, debt restructuring, use in employee benefit plans, or other corporate purposes.

               VOTE REQUIRED AND BOARD OF DIRECTOR RECOMMENDATION

     Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.


                                AGENDA ITEM THREE
              APPROVAL OF CHIEF EXECUTIVE OFFICER PERFORMANCE GOALS

     Pursuant to Mr. Correnti's employment agreement with the Company, he is entitled to receive a bonus if the Company achieves positive adjusted earnings before interest, taxes, depreciation and amortization ("the Bonus Performance Goal"). See "Chief Executive Officer Compensation." Any such bonus will be equal to one percent of adjusted earnings before interest, taxes, depreciation and amortization and will be payable principally in common stock of the Company except for cash sufficient to pay the taxes incurred on the bonus. The bonus is intended to be qualified under Section 162(m) of the Code, and the Bonus Performance Goal is being submitted to stockholders for approval in order to qualify the bonus compensation for deduction under Section 162(m).

               VOTE REQUIRED AND BOARD OF DIRECTOR RECOMMENDATION

     Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PERFORMANCE GOALS.


                                AGENDA ITEM FOUR
               APPROVAL AND RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors of the Company has, subject to approval and ratification by the stockholders, selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2002. The Company has been informed that neither Ernst & Young LLP nor any of its partners has any direct or indirect financial interest in the Company or any of its subsidiaries, or has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     Audit Fees, Financial Information Systems Design and Implementation Fees and All Other Fees

     Ernst & Young LLP has audited the consolidated financial statements of the Company for many years and during the fiscal year ended June 30, 2001, provided both audit and non-audit services. Fees for the fiscal year 2001 audit of the Company's consolidated financial statements and the reviews of quarterly reports on Form 10-Q were $448,000, and all other fees of $324,550 were audit related, including fees relating to subsidiary and employee benefit plan audits, accounting consultations and services related to various other accounting and reporting matters. Ernst & Young LLP did not provide any services related to financial information systems design and implementation during the last fiscal year.

               VOTE REQUIRED AND BOARD OF DIRECTOR RECOMMENDATION

     The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the stockholders entitled to vote on the matter will be required to approve the selection of Ernst & Young LLP as independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     The Company's Bylaws require that notice of nominations to the Board of Directors proposed by stockholders be received by the Secretary of the Company, along with certain other specified material, at least 60 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Accordingly, notice of proposed nominees to the Board of Directors must be received by the Secretary of the Company no later than September 17, 2002. Any stockholder who wishes to nominate a candidate for election to the Board should obtain a copy of the relevant section of the Bylaws from the Secretary of the Company.

     Stockholders who intend to present proposals for action at the 2002 Annual Meeting must comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders intended to be presented for consideration at the 2002 Annual Meeting must be received by the Secretary of the Company no later than June 20, 2002, in order to be included in the proxy statement and proxy card for the 2002 Annual Meeting.

     The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. Stockholders who intend to submit a proposal at the 2002 Annual Meeting, which is not eligible for inclusion in the proxy statement and proxy card relating to that meeting, must do so no later than September 3, 2002. If a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2002 Annual Meeting.


                                     GENERAL

     The Board of Directors of the Company is not aware of any matters other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

     The cost of preparing, printing and mailing this proxy statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone, telegram, courier service, telecopier, or the Internet. The Company will request brokers, custodians, nominees, and other like parties to forward copies of proxy materials to beneficial owners of the Company's common stock and will reimburse such parties for their reasonable and customary charges or expenses in this endeavor.

     The Company will provide to any stockholder of record, without charge, upon written request to its Corporate Secretary, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON WE URGE YOU TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED.

                                         By Order of the Board of Directors,


                                         /s/ Catherine W. Pecher
                                         -----------------------
                                             Catherine W. Pecher
                                             Vice President -Administration and
                                             Corporate Secretary


October 18, 2001

                                                                    Appendix A
                          Birmingham Steel Corporation
                             Audit Committee Charter

Organization
------------
This charter governs the operation of the Audit Committee (Committee). The Committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The Committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy
-------------------

The Committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes
------------------------------

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances and the Committee shall review the Company's efforts to ensure quality financial reporting, sound business risk practices and ethical practices.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The independent auditor shall provide written communication to the Committee on the results of their quarterly reviews. The Chair of the Committee may represent the entire Committee for the purposes of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to the shareholders if distributed prior to the filing of Form 10-K), including a review of management and the independent auditors judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, such communication by the independent auditors to the Committee shall be in writing.



                            Adopted by the Board of Directors on April 20, 2000
                            ---------------------------------------------------

                                      PROXY

                          BIRMINGHAM STEEL CORPORATION


     This proxy is solicited on behalf of the Board of Directors for use at the 2001 Annual Meeting of Stockholders to be held on November 16, 2001. The undersigned hereby appoints John D. Correnti and Catherine W. Pecher, and each of them, attorneys and proxies with full power of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Birmingham Steel Corporation to be held on Friday, November 16, 2001, at 10:00 A.M., local time at the Birmingham Marriott Hotel, Birmingham, Alabama 35243, and at any adjournment or postponement thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

     PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED, IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR ALL NOMINEES REFERRED TO IN PARAGRAPH (1) AND FOR THE PROPOSALS REFERRED TO IN PARAGRAPHS (2), (3), AND (4).

[X] Please mark your votes as in this sample.

(1) To elect the following nominees as directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified: John D. Correnti, Donna M. Alvarado, Steven R. Berrard, Alvin R. Carpenter, Jerry E. Dempsey, Robert M. Gerrity, James W. McGlothlin, Richard de J. Osborne, Robert H. Spilman, and James A. Todd, Jr.

         [ ] FOR all nominees listed above            [ ] WITHHOLD AUTHORITY
         (except as indicated to the contrary below)


     --------------------------------------------------

(2) To amend the Company's Restated Certificate of Incorporation to increase the number of shares of common stock, par value $.01 per share, which the Company is authorized to issue from 75,000,000 shares to 195,000,000 shares.

         [  ]  FOR             [  ]  AGAINST          [  ]  ABSTAIN

(3)  To approve the bonus performance goals for the Chief Executive Officer.

         [  ]  FOR             [  ]  AGAINST          [  ]  ABSTAIN

(4) To approve and ratify the selection of Ernst & Young LLP as the independent auditors for the Company and it's subsidiaries for the fiscal year ending June 30, 2002.

         [  ]  FOR             [  ]  AGAINST          [  ] ABSTAIN

(5) To consider and take action upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned revokes any prior proxies with respect to the shares covered by this Proxy.

Dated: __________________, 2001


                                         -----------------------------------
                                         Signature




                                         ------------------------------------
                                         Signature


                                         -------------------------------------
                                         Title(s)


                    This Proxy should be dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


                          PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.